Exhibit 10.4

SFS LEASING, LTD.

AMENDED AND RESTATED

TRUST AGREEMENT

BY AND BETWEEN

STELLANTIS FINANCIAL SERVICES, INC.,

AS SETTLOR AND INITIAL BENEFICIARY,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS UTI TRUSTEE, DELAWARE TRUSTEE

AND ADMINISTRATIVE TRUSTEE

DATED AS OF March 22, 2023

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EXHIBITS

EXHIBIT A Definitions

EXHIBIT B Form of Undivided Trust Certificate

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AMENDED AND RESTATED TRUST AGREEMENT

AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 22, 2023 (as it may be modified, supplemented or amended from time to time in accordance with its terms, this “Agreement”), between Stellantis Financial Services, Inc., a Texas corporation (“Stellantis”), as settlor and initial beneficiary (the “Settlor” and the “Initial Beneficiary,” respectively), Wilmington Trust, National Association, a national banking association (“Wilmington Trust”), as UTI trustee (the “UTI Trustee”), administrative trustee (the “Administrative Trustee”), and Delaware trustee (the “Delaware Trustee”). Certain capitalized terms used herein are defined in Exhibit A.

WHEREAS, the Initial Beneficiary and Wilmington Trust, as Delaware Trustee, entered into that certain Trust Agreement, dated as of March 2, 2022 (the “Original Trust Agreement”), pursuant to which the Trust (as defined below) was created;

WHEREAS, the parties have agreed to amend and restate the Original Trust Agreement; and

WHEREAS, the Initial Beneficiary, the UTI Trustee, the Administrative Trustee and the Delaware Trustee desire that the Trust be the nominee holder of legal title to Trust Assets and that such acts or actions be taken as are consistent with such nominee status;

NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend and restate the Original Trust Agreement and agree as follows:

PART I

ORGANIZATION OF TRUST

Section 1.1. Organization of Trust.

The statutory trust created under the Original Trust Agreement and continued hereby shall be known as “SFS Leasing, Ltd.” (the “Trust”) and this Agreement shall constitute the governing instrument of the Trust.

PART II

TRUST ASSETS

Section 2.1. Trust Assets.

Pursuant to this Agreement and the Servicing Agreement, the Trust shall have the power and authority and is hereby authorized to acquire on behalf of the UTI Beneficiary and SUBI Beneficiary, as applicable, from time to time the following assets (the “Trust Assets”):

(a) Cash and cash equivalents;

Amended and Restated Trust Agreement

(b) lease contracts (the “User Leases”) of new or used motor vehicles, together with all non-severable instruments, accessories, furnishings, other equipment, additions, parts and improvements from time to time constituting a part thereof and all accessions thereto (the “Leased Vehicles”), which User Leases are or were originated by Stellantis Financial, motor vehicle dealers (such dealers being referred to herein as “Dealers”) or directly by the Trust;

(c) Leased Vehicles and all proceeds thereof, including, without limitation (i) the residual values of the Leased Vehicles to be realized through the exercise by End Users of any purchase options under the User Leases, the proceeds of sale of the Leased Vehicles to third parties, payments received from any other Person, either directly or through a Servicer, with respect to the residual value of the Leased Vehicles or payments under any residual value insurance policy (other than any proceeds with respect to any residual value guarantee or policy that does not name the Trust as a beneficiary) and (ii) each certificate of title or other documentary evidence of ownership of a Leased Vehicle (whether in paper or electronic form) issued by the Registrar of Titles in the respective jurisdiction in which each such Leased Vehicle is registered (each a “Certificate of Title”), which Certificate of Title shall reflect, as the owner of such Leased Vehicle, “SFS Leasing, Ltd.”, a co-trustee of the Trust (but not the UTI Trustee, the Administrative Trustee and the Delaware Trustee) or such other similar designation as may be acceptable to any applicable department, agency or official in each state responsible for accepting applications for, and maintaining records regarding, Certificates of Title and liens thereon (each a “Registrar of Titles”);

(d) all of the Trust’s rights, in each case with respect to any User Lease or Leased Vehicle, including, without limitation, (i) the right to proceeds arising from all dealer repurchase obligations, if any, relating to any User Lease or Leased Vehicle arising under any agreements with any Dealer (“Dealer Agreements”), (ii) all warranty and indemnity provisions contained in or to be provided pursuant to purchase agreements that relate to any Leased Vehicle and all claims against the applicable manufacturer or distributor and (iii) any guaranty or other credit enhancement given in connection with any User Lease, together with all rights, powers, privileges, licenses, easements, options and other benefits of the beneficiary of the guaranty thereunder and any collateral given as security therefor, to the extent pertaining to such User Lease;

(e) any insurance policy and rights thereunder or proceeds therefrom, including, without limitation, any residual value insurance policy, any policy of comprehensive, collision, public liability, physical damage, personal liability, general liability, excess or umbrella liability, credit accident or health, credit disability, credit life or unemployment insurance maintained by the Initial Beneficiary, any End User or any Affiliate of any such Person to the extent that any such policy covers or applies to any User Lease, Leased Vehicle or the ability of any End User to make required payments with respect to the related User Lease or related Leased Vehicle (collectively, “Insurance Policies”);

(f) any Security Deposit to the extent due the lessor under the related User Lease in accordance with the terms of such User Lease;

(g) any other right to any payment relating to a Trust Asset;

(h) any Permitted Agreement; and

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(i) all proceeds of any of the foregoing, including, without limitation, all present and future claims, demands, causes of and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

Section 2.2. Purposes.

The purposes of the Trust are, and the Trust shall have the power and authority (and is hereby authorized without further trust action), to engage in the following activities on behalf of the UTI Beneficiary and SUBI Beneficiary (subject to the limitations set forth in Section 5.1(b)):

(a) to acquire and dispose of the Trust Assets;

(b) to enter into and to perform its obligations under any Permitted Agreements;

(c) to engage in any other activity contemplated by this Agreement or any Permitted Agreement; and

(d) to engage in any and all activities that are necessary, incidental or appropriate to accomplish the foregoing or that are incidental thereto or connected therewith.

Section 2.3. Limitations on Trust Activity.

Unless otherwise directed in written advice from a nationally recognized tax counsel, none of the Servicer, the Initial Beneficiary or the SUBI Beneficiary shall take, or direct the Trustees to take, any action that would result in the treatment of the Trust (or any portion thereof) for U.S. federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation (including making an election under Treasury Regulation Section 301.7701-3 to treat all or any portion of the Trust as an association taxable as a corporation).

Except as provided in or otherwise expressly contemplated by this Agreement or any Servicing Agreements, the Trust shall not (i) issue beneficial or other interests in the Trust Assets or securities of the Trust other than the UTI and UTI Certificates, one or more SUBIs and SUBI Certificates or one or more Exchange Notes; (ii) except in connection with any Trust Debt Financing, borrow money on behalf of the Trust; (iii) except in connection with the acquisition of Trust Assets, make loans or extend credit on behalf of the Trust; (iv) underwrite securities; (v) offer securities in exchange for Trust Assets (other than UTI Certificates, SUBI Certificates and Exchange Notes); (vi) repurchase or otherwise reacquire any UTI Certificate or, except as permitted by or in connection with any Financing relating thereto, any SUBI Certificate; (vii) have any employees; (viii) own any real property or (ix) except for the acquisition of Trust Assets and agreements relating to any Financing, enter into any agreements or contracts other than as set forth herein.

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Section 2.4. Administration of Trust.

(a) The Trust hereby appoints Stellantis Financial Services, Inc., as administrator (in such capacity, the “Administrator”) to act as agent for, and subject to the supervision, direction and control of, the Trust to manage and administer the Trust in accordance with the terms of this Agreement, and shall have full power and authority, acting alone, to do any and all things in connection therewith that it may reasonably deem necessary or desirable.

(b) The duties of the Administrator shall include, among other things, generating federal and state income tax information for the Trust, obtaining and maintaining on behalf of the Trust all applicable licenses, permits and other governmental authorizations, preparing and filing on behalf of the Trust all applicable tax returns, reports and other forms consistent with the Code, the Trust Agreement and any applicable provision in a SUBI Supplement and performing such other duties and obligations of the Trust under the Trust Agreement or otherwise at the request of the Trust. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Trust to take under the Trust Agreement, shall prepare, execute, file and deliver on behalf of the Trust all such documents, reports, filings (including, without limitation, licenses, permits, qualifications and registrations), instruments, financing statements, continuation statements and amendments thereto, certificates, notices and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Trust Agreement or any other Permitted Documents or otherwise by law and shall take any and all other action that the Administrator shall deem necessary or advisable in connection with the foregoing. Individuals authorized to execute and deliver instruments on behalf of Stellantis Financial Services, Inc. are hereby authorized and empowered to execute and deliver instruments on behalf of the Trust in the name of Stellantis Financial Services, Inc., as Administrator for the Trust.

(c) The Trust shall give to the Administrator such powers of attorney as the Administrator may reasonably request to facilitate its performance of its duties hereunder.

(d) The Administrator may delegate any of its duties to agents or subadministrators.

(e) It is expressly understood and agreed by the Administrator, and all persons claiming through the Administrator, that the Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Act. As such, separate and distinct records shall be maintained (directly or indirectly, including through a nominee or otherwise) by the Administrator for each Series, and assets of the Trust associated with each Series shall be held and accounted for separately by the Administrator from the other assets of the Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series.

(f) Notwithstanding anything to the contrary herein, the Administrator shall not, without the written consent of the Administrative Trustee, UTI Trustee, Delaware Trustee or an impacted SUBI Trustee, knowingly take or cause the Trust to take any action which in any way materially adversely affects or could reasonably be expected to materially adversely affect the Administrative Trustee, UTI Trustee, Delaware Trustee or SUBI Trustee or any of its rights, duties, immunities, indemnities or protections herein. Without limiting the foregoing, the Administrator

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shall not take, or cause the Trust to take, any of the following actions without the prior written consent of the Administrative Trustee, UTI Trustee, Delaware Trustee or an impacted SUBI Trustee: (i) make or purport to make any representation, warranty, covenant or agreement on behalf of such Administrative Trustee, UTI Trustee, Delaware Trustee or SUBI Trustee; (ii) alter or increase any duty or obligation of the Administrative Trustee, UTI Trustee, Delaware Trustee or any SUBI Trustee under this Agreement; or (iii) any action in the name of the Administrative Trustee, UTI Trustee, Delaware Trustee or SUBI Trustee or in the name of the Trust which could reasonably be expected to result in any taxes, losses, damages, liabilities, costs or expenses of any kind and nature whatsoever of the Administrative Trustee, UTI Trustee, Delaware Trustee or any SUBI Trustee. The Administrator shall provide to the Owner Trustee any document or information reasonably requested thereby.

(g) Administration Fee. The Administrator shall be entitled to receive an administration fee equal to such amount as shall be agreed from time to time between the Administrator and the Initial Beneficiary.

(h) Resignation, Removal and Termination. The Administrator may resign from the obligations and duties, hereby imposed at any time upon 15 days’ prior written notice. The Administrator may be terminated at any time by the Initial Beneficiary upon 15 days’ prior written notice. If at any time the Administrator commences a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, the Administrator consents to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrator or of any substantial part of its property or the Administrator makes an assignment for the benefit of creditors, the Administrator fails generally to pay its debts as such debts become due or the Administrator refuses to is unable to fulfil its duties or takes corporate action in furtherance of any of the foregoing, the holders of the Exchange Notes (or, in the case of any Exchange Note that is then pledged or assigned in connection with a Financing, such pledgee or assignee), together with the SUBI Beneficiaries, other than the Administrator or an Affiliate of the Administrator (or, in the case of any SUBI Certificate that is then pledged or assigned in connection with a Financing, such pledgee or assignee) (collectively, the “Affected Parties”) may, acting jointly, and without the consent of any other Person, remove the Administrator immediately and appoint or cause the appointment of a successor Administrator. Notwithstanding anything to the contrary in this Agreement, the Administrative Trustee, UTI Trustee, Delaware Trustee and any SUBI Trustee may act on any direction from the Affected Parties issued in connection with the removal and replacement of the Administrator and shall have no liability to any Person for any action or inaction in accordance therewith. No such resignation or termination shall be effective until a successor administrator shall have assumed the responsibilities and obligations of the Administrator hereunder.

Section 2.5. Legal Title.

Legal title to all Trust Assets shall be vested in the Trust as a separate legal entity except to the extent applicable state law requires any Trust Asset to be vested otherwise, in which case the Administrative Trustee, UTI Trustee, Delaware Trustee or applicable SUBI Trustee will, at the written direction of the UTI Beneficiary or applicable SUBI Beneficiary, as applicable, cause legal title to be held by a co-trustee or separate trustee (as provided for in Section 6.6 hereof) as required

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thereby. Notwithstanding anything herein or elsewhere to the contrary, no Trust Assets will be titled in the name of a Trustee without such Trustee’s prior written consent.

PART III

ACCEPTANCE BY TRUSTEES

Section 3.1. Acceptance by Trustees.

(a) The UTI Trustee shall have the rights, powers and duties with respect to the UTI set forth herein. The Initial Beneficiary hereby appoints Wilmington Trust as the UTI Trustee. The UTI Trustee does hereby accept such appointment and agrees to act as a trustee of the Trust for the benefit of the Initial Beneficiary and such other Persons as may become holders of all or a part of the UTI, subject to the terms and conditions of this Agreement.

(b) The Administrative Trustee shall have only such rights, powers and duties as are specifically and expressly required by the Statutory Trust Statute and this Agreement. The Initial Beneficiary hereby appoints Wilmington Trust as the Administrative Trustee. The Administrative Trustee hereby accepts such appointment.

(c) The Delaware Trustee shall have only such rights, powers and duties as are specifically and expressly required by the Statutory Trust Statute and this Agreement. The Initial Beneficiary appointed Wilmington Trust as the Delaware Trustee under the Original Trust Agreement and the Delaware Trustee hereby agrees to continue to serve as Delaware Trustee pursuant to the terms of this Agreement. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the other Trustees. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Certificateholders or any other Person, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are limited solely to the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. The Delaware Trustee hereby accepts such appointment.

(d) Any SUBI Trustee shall have the rights, powers and duties set forth in this Agreement and in any applicable SUBI Supplement with respect to the applicable SUBI. Any SUBI Trustee shall accept such appointment and agree to act as a trustee of the Trust for the benefit of the holders of all or part of the applicable SUBI, subject to the terms and conditions of this Agreement and the applicable SUBI Supplement, by execution of the applicable SUBI Supplement.

(e) The UTI Trustee, Administrative Trustee, Delaware Trustee and any SUBI Trustee may be the same Person.

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PART IV

BENEFICIAL INTERESTS IN TRUST

Section 4.1. Undivided Trust Interest.

(a) The Initial Beneficiary shall hold an exclusive, undivided beneficial interest in all assets of the Trust (the “Undivided Trust Interest” or the “UTI”), other than those divided, identified Trust Assets that are from time to time allocated, upon the written direction of the Initial Beneficiary and otherwise in accordance with Section 4.2, into one or more separate portfolios of Trust Assets (together with any other Trust Assets allocated to or earned by any such portfolio(s), and any proceeds thereof, collectively, “SUBI Assets”; all Trust Assets, other than SUBI Assets, are collectively referred to as the “UTI Assets”).

(b) The Undivided Trust Interest initially shall be represented by a single trust certificate (together with any replacements thereof, the “Undivided Trust Interest Certificate” or the “UTI Certificate”); provided, however, that, at the request of any holder thereof, the Undivided Trust Interest may be represented by two (2) or more such certificates that, in the aggregate, represent the entire Undivided Trust Interest, such divided certificates to be issued pursuant to a supplement to this Agreement (each, a “UTI Supplement”) which shall specify any terms or conditions relevant to the issuance thereof, as shall be prescribed and established by such holder and by the assignee or pledgee of any UTI Pledge. A UTI Supplement also may specify additional terms or modify the terms of this Agreement, but only with respect to the UTI. Except as set forth in any applicable UTI Supplement, any Undivided Trust Interest Certificate shall be in substantially the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Agreement, and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith, be approved by the Initial Beneficiary. Any portion of any Undivided Trust Interest Certificate may be set forth on the reverse or subsequent pages thereof. Each Undivided Trust Interest Certificate shall be printed or otherwise produced in any other manner as may, consistently herewith, be determined by the Initial Beneficiary.

(c) The UTI shall be a separate series of the Trust as provided in Sections 3806(b)(2) and 3804(a) of the Statutory Trust Statute. Separate and distinct records shall be maintained by the UTI Trustee and/or a Servicer for the UTI and the UTI Assets shall be held and accounted for separately from any SUBI Assets. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI or the UTI Assets shall be enforceable against the UTI Assets only, and not against the assets of the Trust generally or against any SUBI Assets. Except to the extent required by law or specified in this Agreement, the Undivided Trust Interest shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to any SUBI (as defined in Section 4.2(a)) or any SUBI Trustee. Except to the extent required by law or specified in this Agreement, no creditor or holder of a claim relating to assets allocated to the UTI shall be entitled to maintain any action against or recover any assets allocated to any SUBI.

(d) Any holder, assignee or pledgee of an Undivided Trust Interest or Undivided Trust Interest Certificate shall be deemed, by virtue of the acceptance of such Undivided Trust Interest, Undivided Trust Interest Certificate, assignment or pledge, to have (i) agreed, accepted and to have

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become bound by and subject to the non-petition covenant set forth in Section 6.9 and (ii) released and waived all claims against or with respect to any assets owned by the Trustees in their respective individual capacities and all of the Trust Assets other than the UTI Assets included from time to time within the UTI Portfolio and proceeds therefrom and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against such released Trust Assets. Without limiting the foregoing, each holder, assignee or pledgee of an Undivided Trust Interest or Undivided Trust Interest Certificate shall be deemed to have released and waived all claims against or with respect to all Trust Assets allocated to each SUBI Portfolio and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against all Trust Assets allocated to each SUBI Portfolio.

Section 4.2. Special Units of Beneficial Interest.

(a) The UTI Trustee shall from time to time, as directed in writing by the Initial Beneficiary, identify and allocate, or cause to be identified and allocated, on the books and records of the Trust one or more separate portfolios of SUBI Assets to be accounted for independently within the Trust (each such portfolio, a “SUBI Portfolio”), it being understood that a SUBI Asset or a SUBI Portfolio may be divided by the SUBI Trustee, as directed in writing by the SUBI Beneficiary, into separate interests, each of which may be allocated to a different SUBI as set forth in, and subject to the limitations in, Section 4.3. Upon their allocation as SUBI Assets, such Trust Assets shall no longer be assets of, or allocated to, the Undivided Trust Interest (unless and until specifically reallocated to the Undivided Trust Interest from that SUBI Portfolio pursuant to the terms hereof). Except as otherwise provided in a SUBI Supplement (defined below) with respect to a specific SUBI, the beneficial interest in each such SUBI Portfolio shall constitute a separate “Special Unit of Beneficial Interest” (“SUBI”) in the Trust. Separate and distinct records shall be maintained by the SUBI Trustee and/or a Servicer for each SUBI Portfolio and the SUBI Assets associated with each SUBI shall be held and accounted for separately from the other assets of the Trust or any other SUBI Assets. The Administrative Trustee, as directed in writing by the Initial Beneficiary, shall execute and deliver, on behalf of the Trust, to or upon the written order of the Initial Beneficiary, a SUBI Certificate evidencing each SUBI, each SUBI representing a specific divided interest in (but only in) such identified SUBI Portfolio and the SUBI Assets allocated thereto. No SUBI shall be established except pursuant to this Section 4.2 and Section 4.3.

(b) Each SUBI shall be represented by a certificate (a “SUBI Certificate”) to be issued by the Trust and shall be created by the execution of a supplement to this Agreement (each a “SUBI Supplement”), which SUBI Supplement shall specify the terms and provisions pursuant to which the SUBI Certificate shall be issued with respect to such SUBI; the form of any SUBI Certificate to be issued in connection therewith; the initial SUBI Assets to be included in such SUBI Portfolio; the arrangements, if any, whereby additional SUBI Assets may subsequently be added to the SUBI Portfolio; the provisions under which the proceeds of the related SUBI Assets shall be collected, invested and distributed; and other relevant terms and provisions specific to such SUBI, all as shall be prescribed and established by the Initial Beneficiary or, with respect to a SUBI established in accordance with Section 4.3, by the applicable SUBI Beneficiary.

(c) Each SUBI shall be a separate series of the Trust as provided in Sections 3806(b)(2) and 3804(a) of the Statutory Trust Statute. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each SUBI or the related SUBI Assets

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shall be enforceable against such SUBI Assets only, and not against the assets of the Trust generally or against any other SUBI Assets or the UTI Assets. Except to the extent required by law or specified in this Agreement or in the related SUBI Supplement, SUBI Assets with respect to a particular SUBI shall not be subject to claims, debts, liabilities, expenses or obligations arising from or with respect to the Trust, any Trustee, the UTI or any other SUBI. Except to the extent required by law or specified in this Agreement, no creditor or holder of a claim relating to assets allocated to any SUBI shall be entitled to maintain any action against or recover any assets allocated to the UTI or any other SUBI. Notice of this limitation on interseries liabilities and the limitation set forth in Section 4.1(c) shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State pursuant to the Statutory Trust Statute. The statutory provisions of Section 3804 of the Statutory Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall be applicable to the Trust and each SUBI and the UTI.

(d) Each initial holder of a SUBI shall appoint for such SUBI a trustee (a “SUBI Trustee”) which shall perform such duties, have such responsibilities and adhere to such standards of care as are specified in Part V of this Agreement, but only with respect to the SUBI for which it was appointed. The same Person may be appointed as SUBI Trustee for all or any SUBIs. Each SUBI Beneficiary will be responsible for compensating (or causing to be compensated) the applicable SUBI Trustee to the extent set forth in, and in accordance with, Section 5.5(c) and, the terms of the applicable SUBI Supplement.

(e) Any holder, assignee or pledgee of a SUBI or SUBI Certificate shall be deemed, by virtue of the acceptance of such SUBI, SUBI Certificate, assignment or pledge, to have (i) agreed, accepted and to have become bound by and subject to the non-petition covenant set forth in Section 6.9 and (ii) released and waived all claims against or with respect to the Trust Assets allocated to the UTI Portfolio and each other SUBI Portfolio and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against all Trust Assets allocated to the UTI Portfolio and each other SUBI Portfolio. Nothing contained herein shall be deemed a release or waiver by any party of any claim or right against any SUBI Beneficiary or the holder of the UTI.

Section 4.3. Sub-Special Units of Beneficial Interest.

(a) Subject to Section 4.3(c) below, if specified in a SUBI Supplement, the related SUBI Beneficiary may, from time to time, with the consent of the Initial Beneficiary and with notice to, each Servicer, the UTI Trustee, the Delaware Trustee and the related SUBI Trustee:

(i) Establish one or more additional SUBIs (each, a “Sub-SUBI”) by the execution of a SUBI Supplement to this Agreement.

(ii) Allocate or cause to be allocated to such Sub-SUBIs any SUBI Assets identified by such SUBI Beneficiary from any SUBI held by such SUBI Beneficiary and, in connection therewith, prepare, execute, deliver, amend and modify the SUBI Supplements and any other documents and agreements relating thereto. The related Certificates for any Sub-SUBI created in accordance with this Section shall each be

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delivered in accordance with the provisions of Section 4.4 and the related SUBI Supplement.

(b) Any such Sub-SUBI shall be a “SUBI” for all purposes under this Agreement and any related SUBI Assets and SUBI Portfolio shall be “SUBI Assets” and a “SUBI Portfolio” for all purposes under this Agreement. Accordingly, for the avoidance of doubt, each Sub-SUBI shall be subject to Section 4.7 and Section 9.8, treating each Sub-SUBI as a “SUBI” for purposes of applying such Sections.

(c) No Sub-SUBI shall be established by the applicable SUBI Beneficiary pursuant to Section 4.3(a) above, unless the SUBI Supplement with respect to such Sub-SUBI contains a provision (A) substantially similar to the non-petition covenant set forth in Section 6.9 and (B) whereby the SUBI Beneficiary with respect to such Sub-SUBI agrees to be bound by the terms applicable to such SUBI Beneficiary pursuant to the Servicing Agreement.

Section 4.4. Form of Certificate; Registration of Certificates.

(a) The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Administrative Trustee. Certificates bearing a manual or facsimile signature of individuals who were, at the time when such a signature shall have been affixed, authorized to sign on behalf of the Administrative Trustee shall, when duly authenticated pursuant hereto, be validly issued and shall entitle the holder of such Certificate to the benefits of this Agreement, notwithstanding that such individuals or any of them shall cease to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, executed by the Administrative Trustee or an agent thereof, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall contain a provision to the effect of Section 4.1(d) or Section 4.2(e) of this Agreement, as applicable.

(b) The Administrative Trustee shall keep or cause to be kept at its Corporate Trust Office, or such other office as it shall designate, by written notice to the Initial Beneficiary, a certificate register (the “Certificate Register”), in which, subject to such reasonable regulations as it may prescribe, the Administrative Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Administrative Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees one or more new Certificates of the same type and proportionate beneficial interest dated the date of authentication by the Administrative Trustee. Except as otherwise provided in a SUBI Supplement, each Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Administrative Trustee, duly executed by the holder of such Certificate or its attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently disposed of by the Administrative Trustee in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of any Certificate, but the Administrative Trustee may require

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payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. Prior to the due presentation of a Certificate for registration of transfer, the Administrative Trustee and each agent of the Administrative Trustee may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for all purposes, and neither the Administrative Trustee nor any such agent shall be bound by any notice to the contrary. The Administrative Trustee shall furnish or cause to be furnished to each Servicer and the Initial Beneficiary, within three (3) Business Days after receipt by the Administrative Trustee of request therefor, a list of the names and addresses of the holders of the Certificates.

(c) Each registered owner of a Certificate that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the UTI Trustee, Administrative Trustee, Delaware Trustee and, if applicable, the applicable SUBI Trustee a properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9 (or applicable successor form) certifying that it is a United States person and not subject to backup withholding. Each registered owner of a Certificate that is not a “United States person” shall deliver to the UTI Trustee, Administrative Trustee, Delaware Trustee and, if applicable, the applicable SUBI Trustee a properly completed and duly executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), or any successors to such IRS forms or other reasonable information or certification requested by the UTI Trustee, Administrative Trustee, Delaware Trustee and, if applicable, the applicable SUBI Trustee to permit the applicable Trustee to make payments to the registered holder without, or at a reduced rate of, withholding, and to enable the Trust to qualify for a reduced rate of withholding in any jurisdiction from or through which the Trust receives payments on its assets. Each registered owner of a Certificate shall provide such other information or documentation as is requested by the Initial Beneficiary, the Trust to the UTI Trustee, Administrative Trustee, Delaware Trustee or, if applicable, the applicable SUBI Trustee in order to comply with Anti-Money Laundering Law.

Section 4.5. Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated Certificate is surrendered to the Administrative Trustee, or the Administrative Trustee receives evidence to its satisfaction of the mutilation, destruction, loss or theft of any Certificate, and there is delivered to the Administrative Trustee, UTI Trustee, Delaware Trustee and SUBI Trustee (with respect to a SUBI Certificate) such security or indemnity as may be reasonably required by it to save it harmless, then the Administrative Trustee or SUBI Trustee, as applicable, shall execute and authenticate, in lieu of such mutilated, destroyed, lost or stolen Certificate, a Certificate of the same type and proportionate beneficial interest bearing an identification number not contemporaneously outstanding, which shall constitute for all purposes a substitute for the original Certificate, which original Certificate shall be deemed canceled and shall be so marked on the books and records of the Administrative Trustee.

Section 4.6. Retitling of Leased Vehicles.

Subject to any restrictions on such right set forth in the agreements governing any Financing, each holder of a UTI Certificate or a SUBI Certificate, may at any time, at its option, by written notice delivered to the applicable UTI Trustee or SUBI Trustee and the applicable Servicer, request that the Trust Assets allocated to such UTI Certificate or SUBI Certificate, as the

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case may be, be transferred to such holder (or a Person designated by such holder), that the related Leased Vehicles be retitled in the name of such holder (or a Person designated by such holder), that a lien may be noted on the Certificate of Title therefor in the name of such holder (or a Person designated by such holder), or that possession of such Certificate of Title and/or the other Trust Assets allocated to such UTI Certificate or SUBI Certificate, as the case may be, be transferred to such holder (or a Person designated by such holder) free and clear of the interest of Trust (each of and any of the foregoing together, a “Retitling”). Such holder shall indemnify the Trust, the Trustees and such Servicer for, and hold the Trust, the Trustees and such Servicer harmless against, any and all expenses, costs, liabilities, losses and claims incurred by any of them as a result of or relating to such retitling or transfer, or any action such holder shall take or fail to take as the registered owner of such Leased Vehicles or the owner of such Trust Assets, including, without limitation, sales and transfer taxes and registration fees.

Section 4.7. Tax Treatment.

The parties hereto agree that for U.S. federal, state, and local income and franchise tax purposes, (i) the Trust shall not be the owner of any Trust Assets, (ii) the UTI Beneficiary shall be treated as the beneficial owner of the UTI Assets allocated to the UTI, in its capacity as the UTI Beneficiary, and shall not be treated as the owner of any SUBI Assets, and (iii) each SUBI Beneficiary shall be treated as the beneficial owner of the SUBI Assets allocated to the related SUBI, in its capacity as the SUBI Beneficiary. The parties hereto shall take no position for U.S. federal, state, or local income or franchise tax purposes inconsistent with such treatment, unless required by law. Consistent with the foregoing, the Trust’s holding of Trust Assets is in its capacity as a nominee or title holder on behalf of the applicable UTI Beneficiary and SUBI Beneficiary, and the Trust’s activity is in its capacity as agent on behalf of the applicable UTI Beneficiary or SUBI Beneficiary.

Section 4.8. Restrictions on Transfer.

(a) No beneficial interest in the Trust or portion thereof (including, for the avoidance of doubt, any Certificate, UTI Asset or SUBI Asset) shall be directly or indirectly transferred, assigned, sold, conveyed or issued (including by a financial instrument or contract the value of which is determined in whole or in part by reference to any UTI, SUBI or assets thereof) if, as the result of transfer, assignment, sale, conveyance or issuance: (i) the Trust or any portion thereof would become an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (ii) the Trust or any portion thereof would be held by 95 or more holders (including holders of debt or any similar financial instrument secured by an interest in the Trust or portion thereof for which a “will”-level debt opinion of nationally recognized tax counsel was not received); or (iii) the transferee of the interest in the Trust (or portion thereof), or of the debt or similar financial instrument described in clause (ii) above, is (A) not a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) (except as otherwise provided in a SUBI Supplement, each transferee shall be required to represent and warrant that it is (or is holding for the account of) a Person who is a United States Person and shall provide a certification of non-foreign status signed under penalties of perjury) or (B) a Special Pass-Through Entity. For the purposes of this Section 4.8, “Special Pass-Through Entity” means a grantor trust, S corporation (within the meaning of Section 1361(a)(1) of the Code), or partnership (including, for the avoidance of doubt, a disregarded entity

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the single owner of which is any of the foregoing) where more than 50% of the value of a beneficial owner’s interest in such pass through entity is attributable to the pass-through entity’s interest in the applicable Certificate or interest in the applicable UTI or SUBI (or assets thereof) or debt described in clause (ii) above.

(b) Where the transfer of the interest in the Trust (or portion thereof) would not otherwise be allowable by reason of failing the tests in clauses (i), (ii) or (iii) above, such transfer shall nonetheless be allowed if the Trustee has received an opinion of nationally recognized tax counsel to the effect that such transfer should not cause all or any portion of the Trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(c) No beneficial interest in the Trust or portion thereof (including, for the avoidance of doubt, any Certificate, UTI Asset or SUBI Asset) shall be directly or indirectly transferred, assigned, sold, conveyed or issued (including by a financial instrument or contract the value of which is determined in whole or in part by reference to any UTI, SUBI or assets thereof) if such transfer, assignment, sale, conveyance or issuance shall cause the Trust, the UTI or any SUBI series to be required to register as an “investment company” under the Investment Company Act.

(d) Notwithstanding anything to the contrary, no Trustee shall have any obligation to determine the total number of Certificateholders, holders, beneficial owners or holders of debt or any similar financial instrument secured by an interest in the Trust or whether any transfer would cause the number of Certificateholders, holders, beneficial owners or holders of debt or any similar financial instrument secured by an interest in the Trust would cause the Trust to exceed the 95-holder limitation.

PART V

DUTIES AND POWERS OF TRUST AND TRUSTEES; TRUSTEE LIABILITY

Section 5.1. Duties and Powers of Trustees; Limitations on Trust Activity.

(a) Each Trustee undertakes to perform such duties, and only such duties, as are specified in this Agreement, any supplement entered into pursuant to this Agreement by such Trustee, or, except with respect to the duties of any Trustee to the extent such duties relate to any SUBI Portfolio and the assets thereof, as it may be directed to perform by the Initial Beneficiary in a manner not contrary to the terms of this Agreement, from time to time, including, without limitation, in connection with (i) a financing transaction of any sort undertaken by the Initial Beneficiary, an Affiliate thereof or a Special Purpose Entity or any leasing transaction entered into by the Initial Beneficiary, an Affiliate thereof or a Special Purpose Entity as lessor or End User, which is, in any case, secured, directly or indirectly, by Trust Assets, by all or part of the Undivided Trust Interest or by any SUBI or any interest therein including, without limitation, any financing undertaken in connection with the issuance and assignment of a SUBI and related SUBI Certificate or the issuance of an Exchange Note, (ii) any sale, transfer or pledge by the Initial Beneficiary, an Affiliate thereof or a Special Purpose Entity of any interest in one or more SUBIs or Exchange Notes, (iii) any other asset securitization, sale-leaseback, secured loan, warehouse financing or similar transaction involving Trust Assets or any beneficial interest therein or in the Trust (the transactions in clauses (i), (ii) and (iii) are collectively referred to herein as “Financings”), (iv)

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sales by the Trust of User Leases and other Trust Assets to the extent permitted by the terms of any existing Financings (so long as the Certificate of Title of any Leased Vehicle so sold is amended to reflect the transfer of ownership thereof from the Trust, unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle’s certificate of title) or (v) activities ancillary to any of the foregoing. No implied duties (including fiduciary duties existing at law or in equity) or obligations shall be read into this Agreement or any document against the any Trustee.

(b) The Initial Beneficiary may, by written instruction, direct the Trustees in the management of the Trust. Except as may be set forth in the applicable SUBI Supplement, the Certificateholder of such SUBI may, by written instruction, direct the Trustees in the management of its related SUBI. The Trustees may establish accounts and receive, maintain, invest and disburse funds in accordance with Part VII hereof and any Servicing Agreement or Supplement hereto.

(c) The Trust (and the Administrative Trustee on its behalf) has the power and authority to and is authorized to execute and enter into (i) an Administration Agreement with an Administrator, (ii) a Servicing Agreement with Stellantis, and the Trust shall from time to time enter into one or more other servicing agreements (each a “Servicing Agreement”) with Stellantis or with such other or additional Persons as the holder of the UTI Certificate, any SUBI Certificate or Exchange Note, shall designate in writing with respect to the applicable Portfolio represented by such Certificate (each, in such capacity, a “Servicer”) and (iii) any other Permitted Agreement. Stellantis is hereby designated as the initial Servicer. Each Servicing Agreement shall specify various duties, powers, liabilities, obligations and compensation of the Servicer with respect to the administration and servicing of those Trust Assets as to which such Servicing Agreement applies, including, without limitation, Leased Vehicles and User Leases. The Trustees, and each of them, on behalf of the Trust, shall, at the written direction of the Initial Beneficiary execute and deliver such documents, certificates, applications, powers of attorney and registrations as shall be requested and prepared by a Servicer pursuant to a Servicing Agreement or by the Initial Beneficiary in connection with the administration of the Trust or the servicing of the Trust Assets, including, without limitation, a power of attorney to each Dealer, and each Servicer and, to the extent deemed appropriate by the applicable Servicer, any lessee under a User Lease (a “End User”); provided, however, that no Trustee shall be obligated to enter into any such documents, certificates, applications, powers of attorney or registrations that adversely affect such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(d) Neither the Servicer nor any Beneficiary shall take, or direct the Trustee to take, any action that would result in the treatment of the Trust (or portion thereof) for U.S. federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation (including making an election under Treasury Regulation Section 301.7701-3 to treat all or any portion of the Trust as an association taxable as a corporation).

(e) The Trustees and the Trust shall have such powers as are necessary and appropriate to the conduct of their duties as set forth in this Agreement and the SUBI Supplements.

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Section 5.2. Duty of Care.

(a) The Trustees accept the trusts hereby created and agree to perform their duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Permitted Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.7 expressly made by the Trustee, (iii) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) a Trustee shall not be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee, including any vice-president, trust officer or any other officer of such Trustee or such Trustee Agent customarily performing functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such Person’s knowledge of or familiarity with the particular subject, unless it shall be proved that such Trustee or Trustee Agent was grossly negligent or acted with willful misconduct in performing its duties in accordance with the terms of this Agreement; and

(ii) a Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the Initial Beneficiary (to the extent relating to the Undivided Trust Interest) or the holder or pledgee of a SUBI Certificate relating to the exercise of any trust power conferred upon such Trustee under this Agreement.

(b) Notwithstanding Section 5.2(a), a Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require a Trustee to perform, or be responsible for the manner or omission of performance of, any of the duties or obligations of a Servicer under any Servicing Agreement.

(c) Except for actions expressly authorized by this Agreement, a Trustee shall take no action as to which such Trustee has been notified in writing by the Initial Beneficiary or other holder, assignee or pledgee of a related SUBI Certificate or UTI Certificate, or has actual knowledge, that such action would impair the beneficial interests in the Trust or would impair the value of any Trust Asset.

(d) All information obtained by a Trustee regarding the administration of the Trust, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by such Trustee in confidence and shall not be disclosed to any other Person other than to any Trustee Agent, the Initial Beneficiary, any Special Purpose Entity (if applicable), any Servicer, any assignee of an interest in a UTI or UTI Certificate or any pledgee of a UTI Pledge (or any beneficiary of such pledge) and any assignee or pledgee of a SUBI Certificate, unless such disclosure is permitted by this Agreement or any other agreement contemplated hereby and is not

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otherwise expressly prohibited in this Agreement or other agreement contemplated hereby, is reasonably necessary or incidental to the Trustee’s discharge of its duties or exercise of its rights hereunder, is required or authorized by any applicable law or regulation or pursuant to a valid subpoena or other writ, or such information is already otherwise publicly available. If practicable, prior to disclosing any information regarding the administration of the Trust (i) to any Special Purpose Entity, any Servicer, any assignee of an interest in a UTI or a UTI Certificate or any pledgee of a UTI Pledge (or any beneficiary of such pledge) and any assignee or pledgee of a SUBI Certificate or (ii) as required by an applicable law or regulation or pursuant to a valid subpoena, the disclosing Trustee shall give notice to the Initial Beneficiary and the Servicer regarding the content and recipient of such disclosure. With respect to the disclosure of any information described in clause (ii) of the immediately preceding sentence, the disclosing Trustee shall (x) use commercially reasonable efforts not to release such information pending the outcome of any measures taken by the Initial Beneficiary and/or the Servicer to contest, otherwise oppose or seek to limit such disclosure by such disclosing Trustee and any subsequent disclosure or use of such information that may result from such disclosure and (y) reasonably cooperate with and provide assistance to the Initial Beneficiary and/or the Servicer regarding such measures; provided that the Initial Beneficiary and/or the Servicer, as applicable, shall reimburse such disclosing Trustee for all reasonable out-of-pocket expenses incurred as a result of such cooperation.

Section 5.3. Certain Matters Affecting the Trustees.

Except as otherwise provided in this Agreement:

(a) a Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In particular, but without limitation, whenever in this Agreement it is provided that a Trustee shall receive or may rely on the instructions or directions of the Initial Beneficiary or the holder, assignee or pledgee of a UTI Certificate or a SUBI Certificate, any written instruction or direction purporting to bear the signature of any officer of the Initial Beneficiary or the holder, assignee or pledgee of a UTI Certificate or a SUBI Certificate reasonably believed by it to be genuine may be deemed by such Trustee to have been signed or presented by the proper party;

(b) a Trustee may consult with counsel, and any advice of counsel shall be full and complete protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

(c) a Trustee shall be under no obligation to exercise any of the discretionary rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Initial Beneficiary, the holder, assignee or pledgee of a UTI Certificate or a SUBI Certificate or any other beneficiary of the Trust pursuant to the provisions of this Agreement, unless such requesting Person(s) shall have offered to such Trustee reasonable security or indemnity against the reasonable costs, expenses and liabilities that may be incurred therein or thereby;

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(d) a Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Initial Beneficiary, or by the holder, assignee or pledgee of a UTI Certificate or any holder, assignee or pledgee of a SUBI Certificate; provided, however, that if the payment within a reasonable time to such Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Trustee, not reasonably assured to such Trustee by the security afforded to it by the terms of this Agreement, such Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person(s) requesting such examination or, if paid by such Trustee, shall be reimbursed as an expense of the Trust upon demand;

(e) a Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or one or more custodians and the Trustee shall not be liable for the acts or omissions of any agent or attorney selected by the Trustee in good faith with reasonable care. A Trustee may delegate its duties and responsibilities hereunder to a sub-trustee and may from time to time enter into one or more agency agreements (each a “Trust Agency Agreement”) with such Person or Persons, including, without limitation, any Affiliate of such Trustee (each a “Trustee Agent”), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the Initial Beneficiary and any holder, assignee or pledgee of the UTI Certificate or a SUBI Certificate. A Trustee shall provide seven (7) days prior written notice to the Initial Beneficiary of any such Trust Agency Agreement, and shall promptly provide a copy of such Trust Agency Agreement to the Initial Beneficiary. Notwithstanding the foregoing, a Trustee shall replace any Trustee Agent if (i) in the good faith judgment of the Initial Beneficiary, the compensation or level of service of such Trustee Agent shall no longer be reasonably competitive with those of any alternative agent reasonably proposed by the Initial Beneficiary or (ii) if the Trustee Agent has materially breached its obligations under the Trust Agency Agreement or the Initial Beneficiary or any holder, assignee or pledgee of a UTI Certificate or any holder, assignee or pledgee of a SUBI Certificate has given written notice to such Trustee and the Trustee Agent of such breach, and the Trustee Agent has not cured such breach in all material respects within fifteen (15) Business Days thereafter (for purposes of this Agreement, “Business Day” means any day other than (i) a Saturday, (ii) a Sunday, (iii) any federal holiday or (iv) any other day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware or the city and state in which the principal corporate trust office of any Trustee is located, may, or are required to, remain closed). Such Trust Agency Agreement shall specify the duties, powers, liabilities, obligations and compensation of such Trustee Agent(s) to carry out on behalf of such Trustee any or all of its obligations as Trustee of the Trust arising under this Agreement or otherwise and shall contain a non-petition covenant substantially identical to that set forth in Section 6.9; provided, however, that nothing contained in any Trust Agency Agreement shall excuse, limit or otherwise affect any power, duty, obligation, liability or compensation otherwise applicable to such Trustee hereunder. The applicable Trustee shall pay such amount to the Trustee Agent as reasonable compensation for its services and shall provide such reimbursement of expenses as are separately agreed by such Trustee and the Trustee Agent. Notwithstanding anything to the contrary herein, in no event shall any Servicer or any Affiliate thereof, or any co-trustee pursuant to Section 6.6 or any other Person referred to in Section 6.6 be deemed to be a Trustee Agent;

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(f) a Trustee shall not be responsible for the content or accuracy of any such document provided to the Trustee and need not investigate, evaluate, verify or re-calculate or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact of matter stated in any such document and may conclusively rely as to the truth of the statements, facts (including the correctness of any numbers or calculations) and the correctness of the opinions expressed therein;

(g) to the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Initial Beneficiary, a Certificateholder or any other Person, such duties that are not set forth in this Agreement are hereby eliminated, and it is hereby agreed that the Trustees shall not be liable to the Trust, the Initial Beneficiary, any Certificateholder or any other Person, except as expressly set forth in this Agreement; it being hereby agreed that the standards set forth in this Agreement hereby supersede any duties (including fiduciary duties) that might otherwise exist at law or in equity;

(h) in no event shall a Trustee be responsible or liable for any special, indirect, incidental, consequential or punitive damages (including lost profits) with respect to any matter whatsoever arising out of this Trust Agreement, and in no event will a Trustee be liable for any amount in excess of the value of the Trust Assets;

(i) in no event shall a Trustee be liable losses due to forces beyond the control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, epidemics or pandemics or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Trustee;

(j) a Trustee shall not be deemed to have actual or constructive knowledge of publicly available information or information contained in distribution reports or other reports delivered under the Permitted Agreements;

(k) knowledge or information acquired by a Trustee will not be imputed to Wilmington Trust under any other document (other than a Permitted Agreement to which Wilmington Trust is a party and with respect to such role, the agreement is administered by the same Responsible Officer obtaining actual knowledge with respect to the related trusteeship hereunder), nor shall it be imputed to any affiliate, line of business or other division of the Wilmington Trust (and vice versa);

(l) a Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document, other than this Agreement or other documents to which it or Wilmington Trust is a party, and shall have no duty to inquire as to the performance or nonperformance of any provision, whether or not an original or a copy of such agreement has been provided to a Trustee;

(m) a Trustee shall not be liable with respect to any action taken or omitted to be taken by any other Person that is not the Trustee, and a Trustee shall not be liable for monitoring, performing, or supervising the performance of any obligations or duties under this Trust

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Agreement, or under any other document contemplated hereby or thereby, which are to be performed by any such other Person under such documents;

(n) in the event that any of the Trust Assets shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Trust Assets, a Trustee is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, subject to compliance with applicable confidentiality agreements. In the event that a Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance even if such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(o) whenever a Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Permitted Document or is unsure as to the application of any provision of this Agreement or any Permitted Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by a Trustee or is silent or is incomplete as to the course of action that the Trustee is permitted or required to take or omit from taking with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Initial Beneficiary, with respect to the UTI, or to the SUBI Certificateholders with respect to any SUBI, requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders received, the Trustee shall not be liable on account of such action or inaction to any Person. If the Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Permitted Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction;

(p) under no circumstances shall a Trustee be personally liable hereunder for any indebtedness of the Trust;

(q) no Trustee shall not be personally liable for the payment of any tax imposed on the Trust or amounts that are includable in the federal gross income of the Certificateholders;

(r) under no circumstance shall the Owner Trustee be liable for any representation, warranty, covenant, or obligation or indebtedness of the Trust hereunder or under the Permitted Documents or any other agreement, document or certificate contemplated by the foregoing;

(s) no Trustee shall be responsible for, or in respect of, the recitals herein, the validity, enforceability or sufficiency of this Agreement, the Certificates, or for the due execution hereof by the Initial Beneficiary or for the form, character, genuineness, sufficiency, enforceability value

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or validity of the Certificates, Trust Assets or for or in respect of the validity or sufficiency of the Permitted Documents or any other document contemplated thereby;

(t) any funds deposited with a Trustee hereunder may be held in a non-interest bearing account, and the Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Initial Beneficiary or Certificateholders; and

(u) it shall be the Initial Beneficiary's duty and responsibility, and not any Trustee's duty or responsibility, to cause the Trust to respond to, comply with, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other obligation proceeding or inquiry relating in any way to the Issuer, its assets or the conduct of its business.

Section 5.4. Trustees Not Liable for Certificates or User Leases.

A Trustee shall have no obligation to perform any of the duties of the Initial Beneficiary or any Servicer. A Trustee shall at no time have any responsibility or liability for or with respect to (a) the validity or sufficiency of this Agreement (except as set forth in Section 6.7) or the due execution hereof by the Initial Beneficiary or the legality, validity and enforceability of any security interest in any Trust Asset; (b) the perfection or priority of such a security interest or the maintenance of any such perfection and priority; (c) the efficacy of the Trust or its ability to generate the payments to be distributed to the Initial Beneficiary or its permitted assignee(s) under this Agreement, including, without limitation, the existence, condition, location and ownership of any Trust Asset; (d) the existence and enforceability of any Insurance Policy; (e) the existence and contents of any User Lease or any computer or other record thereof; (f) the validity of the assignment of any Trust Asset to the Trust or of any intervening assignment; (g) the completeness of any User Lease; (h) the performance or enforcement of any User Lease; (i) the compliance by the Initial Beneficiary or any Servicer with any covenant or the breach by the Initial Beneficiary or any Servicer of any warranty or representation in any document and the accuracy of any such warranty or representation prior to such Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof; (j) any investment of monies by any Servicer or any loss resulting therefrom (it being understood that such Trustee shall remain responsible for any Trust Assets that it may hold); provided further that no Trustee shall be liable for any loss resulting from investment undertaken at the direction of the UTI Holder, SUBI Certificateholder or Servicer); (k) the acts or omissions of any Dealer or any other Person, the Initial Beneficiary, any Servicer or any End User under, or in connection with the origination of, any User Lease; (l) any action of any Servicer taken in the name of such Trustee or the acts or omissions of any Servicer under any Servicing Agreement or any other agreement contemplated hereby or thereby; (m) any action by such Trustee taken at the instruction of the Initial Beneficiary or any Servicer; or (n) the preparation, execution or filing of any document or report, including licenses, tax filings, filings with the Securities and Exchange Commission or any state securities commission or agency or filings with the U.S. Department of Treasury or any bureau thereof; provided, however, that the foregoing shall not relieve any Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of a Trustee to perform its duties (i) under this Agreement to authenticate and deliver Certificates at the request of the Initial Beneficiary or SUBI Beneficiary, as applicable, or (ii) as set forth in Sections 5.1(d), 6.9 and 6.10, or based on a Trustee’s or any Trustee Agent’s willful misconduct or gross negligence, no recourse shall be had

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against the Person or institution serving as a Trustee in its individual capacity for any claim based on any provision of this Agreement or any Servicing Agreement, or any Trust Asset or assignment thereof. A Trustee shall not be accountable for the use or application by the Initial Beneficiary or a Special Purpose Entity or any other holder of any of the SUBI Certificates or of the proceeds of such Certificates, or for the use or application of any funds properly paid to any Servicer pursuant to any Servicing Agreement.

Section 5.5. Indemnity and Compensation of Trustees and Trustee Agents.

(a) To the extent not paid by a Servicer pursuant to a Servicing Agreement, by the Initial Beneficiary or by a SUBI Beneficiary, each Trustee and any Trustee Agent shall be indemnified and held harmless by the Trust (out of and to the extent of the Trust Assets allocated to the Portfolio for which such Trustee acts as trustee) with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses (including any amounts incurred in connection with enforcement of this indemnity) (collectively “Claims”), arising out of or incurred in connection with (a) any of the Trust Assets (including, without limitation, any Claims relating to User Leases, Leased Vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any User Lease, personal injury or property damage claims arising with respect to any Leased Vehicle or any claim with respect to any tax arising with respect to any Trust Asset) or (b) such Trustee’s or Trustee Agent’s acceptance or performance of the trusts and duties contained in this Agreement or any Trust Agency Agreement, with any allocation of such indemnification among the Trust Assets to be made as provided for in Section 7.1(c) hereof, provided, however, that neither a Trustee nor any Trustee Agent shall be indemnified or held harmless out of the Trust Assets as to any Claim (i) incurred by reason of such Trustee’s or such Trustee Agent’s willful misconduct or gross negligence, or (ii) incurred by reason of such Trustee’s or such Trustee Agent’s breach of its respective representations and warranties pursuant to Section 6.7 of this Agreement. The UTI Trustee shall in no event have any recourse to any SUBI Assets, including such SUBI Assets which were UTI Assets at the time a Claim against the UTI Trustee arose, and no SUBI Trustee shall have any recourse to any UTI Assets or any Trust Assets allocated to any other SUBI.

To the extent not paid by a Servicer pursuant to a Servicing Agreement, by the Initial Beneficiary or by a SUBI Beneficiary, and to the extent that any Trustee or Trustee Agent is not fully indemnified for any Claim out of the Trust Assets pursuant to the preceding paragraph, the Initial Beneficiary hereby agrees to reimburse such Trustee with respect to such Claim. If any such Claim is with respect to a discrete Trust Asset or group of Trust Assets all of which are contained in one SUBI Portfolio, the related SUBI Beneficiary hereby agrees to reimburse such Trustee with respect to such Claim. If any such Claim is with respect to a group of Trust Assets all of which either are contained in one or more SUBI Portfolios, or in one or more SUBI Portfolios and the Undivided Trust Interest, each related SUBI Beneficiary and, if applicable, the Initial Beneficiary, hereby agree on a pro rata basis to reimburse such Trustee with respect to such Claim. Notwithstanding the foregoing, neither a Trustee nor any Trustee Agent shall be indemnified or held harmless by the Initial Beneficiary or any SUBI Beneficiary as to any Claim (i) incurred by reason of such Trustee’s or such Trustee Agent’s willful misconduct or gross negligence, or (ii) incurred by reason of such Trustee’s or such Trustee Agent’s breach of its respective representations and warranties pursuant to Section 6.7 of this Agreement.

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To the extent not paid by a Servicer pursuant to a Servicing Agreement, by the Initial Beneficiary or by a SUBI Beneficiary, and to the extent that any Trustee or Trustee Agent is not fully indemnified for any Claim out of the Trust Assets pursuant to the preceding paragraph, the Trust hereby agrees to reimburse such Trustee with respect to such Claim. If any such Claim is with respect to a discrete Trust Asset or group of Trust Assets all of which are contained in one SUBI Portfolio, the Trust hereby agrees to reimburse such Trustee with respect to such Claim solely from such SUBI Portfolios. If any such Claim is with respect to a group of Trust Assets all of which either are contained in one or more SUBI Portfolios, or in one or more SUBI Portfolios and the Undivided Trust Interest, the Trust hereby agrees to reimburse such Trustee with respect to such Claim on a pro rata basis solely from such SUBI Portfolios and the Undivided Trust Interest.

(b) The Initial Beneficiary hereby agrees to compensate each Trustee (other than any SUBI Trustee) in accordance with a separate fee agreement with such Trustee (the “Initial Beneficiary Fee Letter”).

(c) Each SUBI Supplement shall provide that the related SUBI Beneficiary shall compensate (or to cause to be compensated) its related SUBI Trustee in accordance with a separate fee agreement with such SUBI Trustee (the “Applicable SUBI Fee Letter”).

Section 5.6. Trustee’s Right Not to Act.

Notwithstanding anything to the contrary contained herein, a Trustee shall have the right to decline to act in any particular manner otherwise provided for herein if such Trustee, being advised in writing by counsel, determines that such action may not lawfully be taken, or if such Trustee in good faith shall determine that such action would be illegal or subject such Trustee to personal liability or be unduly prejudicial to the rights of other beneficiaries of the Trust.

Section 5.7. Doing Business in Other Jurisdictions.

Notwithstanding anything contained herein to the contrary, neither a Trustee Bank nor the related Trustee shall be required to take any action in any jurisdiction if the taking of such action may (i) require the consent, approval, authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than its State of incorporation or any State in which it is qualified to do business (each, a “State of Qualification”); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof, other than a State of Qualification, becoming payable by the Trustee Bank or (iii) subject the Trustee Bank to personal jurisdiction in any jurisdiction other than a State of Qualification for causes of action arising from acts unrelated to the consummation of the transactions by such Trustee Bank or the related Trustee, as the case may be, contemplated hereby. In the event that a Trustee does not take any action because such action may result in the consequences described in the preceding sentence, such Trustee will appoint an additional trustee pursuant to Section 6.6 to proceed with such action.

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PART VI

APPOINTMENT, COMPENSATION AND REMOVAL OF TRUSTEES

Section 6.1. Appointment of Trustees.

Wilmington Trust is hereby designated as UTI Trustee and Administrative Trustee. Wilmington Trust is hereby designated as Delaware Trustee.

Section 6.2. Qualification of Trustee.

Except as otherwise provided in this Agreement, each Trustee under this Agreement shall at all times be (a) a bank or trust company organized under the laws of the United States or one of the fifty states of the United States or the District of Columbia, with capital and surplus of at least $50,000,000, and (b) in the case of the Delaware Trustee only, a trustee that satisfies the provisions of Section 3807 of the Statutory Trust Statute, including without limitation, having a principal place of business, or shall have appointed an agent or co-trustee with a principal place of business, in the State of Delaware. Any Trustee need not meet the qualifications set forth in clause (a) above if such Trustee has appointed a Trustee Agent that meets such qualifications.

Section 6.3. Resignation or Removal of Trustees.

(a) A Trustee may at any time resign by giving thirty (30) days prior written notice to the Initial Beneficiary and each Certificateholder. Upon receiving the notice of resignation, the holder of the UTI (in the case of the UTI Trustee, Administrative Trustee or Delaware Trustee) or the holder of the applicable SUBI (in the case of a SUBI Trustee) shall promptly appoint a successor Trustee who meets the eligibility requirements set forth in Section 6.2 by written instrument.

(b) If at any time:

(i) a Trustee shall cease to be qualified in accordance with Section 6.2,

(ii) any representation or warranty made by a Trustee Bank pursuant to Section 6.7 shall prove to have been untrue in any material respect when made,

(iii) a Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of a Trustee or of its property shall be appointed, or any public officer shall take charge or control of a Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv) the holder of the UTI Certificate or any SUBI Certificate, as applicable, otherwise desires, in its sole discretion, to remove and replace the applicable Trustee with respect to the UTI Portfolio or SUBI Portfolio represented by such Certificate, respectively, then such Trustee may be removed upon written notice by the holder of the applicable UTI Certificate or SUBI Certificate or the assignee or pledgee of such UTI Certificate or SUBI Certificate. If a Trustee resigns or is removed under the authority of the immediately preceding sentence, the holder of the applicable UTI Certificate or SUBI Certificate shall promptly appoint

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a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to each of the Servicer and the Initial Beneficiary and one copy to the successor Trustee, together with payment of all amounts owed to the outgoing Trustee.

(c) Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to any of the provisions of this part shall not become effective until acceptance of appointment by the successor Trustee.

Section 6.4. Successor Trustee.

Any successor Trustee appointed as provided in Section 6.3 shall execute, acknowledge and deliver to the applicable Servicer, the Initial Beneficiary, the holder of the applicable UTI Certificate or SUBI Certificate and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the applicable Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Initial Beneficiary, the holder of the applicable UTI Certificate or SUBI Certificate and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 6.4 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.2, as applicable.

Section 6.5. Merger or Consolidation of Trustees.

(a) Any entity (i) into which a Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which a Trustee shall be a party, or (iii) which may succeed to all or substantially all of the corporate trust business of a Trustee shall be the successor of such Trustee hereunder, provided such entity shall be eligible pursuant to Section 6.2, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. Any such successor hereunder, if requested by the Initial Beneficiary or the holder of the UTI or the applicable SUBI, shall execute an agreement of assumption to perform every obligation of such Trustee under this Agreement.

(b) Upon the happening of any of the events described in Section 6.3, 6.4 or 6.5(a), the successor Trustee shall, to the extent required by Delaware law, cause an amendment to the Trust’s certificate of trust to be filed with the Secretary of State, in accordance with the provisions of Section 3810 of the Statutory Trust Statute, indicating the change with respect to such Trustee’s identity.

Section 6.6. Appointment of Co-Trustee, Separate Trustee, or Nominee.

(a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction relating to or governing any Trust Asset, the Servicer with respect to such Trust Asset and a Trustee, acting jointly, shall have the power to

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execute and deliver all instruments to appoint one or more Persons approved by such Servicer and Trustee to act as co-trustee, jointly with such Trustee, or as a separate trustee or nominee, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the holder of the Certificate representing such beneficial interest and its permitted assignee(s), such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section 6.6, such powers, duties, obligations, rights and trusts as such Persons may consider necessary or desirable. No co-trustee, separate trustee, or nominee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.2, except that no co-trustee, separate trustee or nominee with respect to the UTI, any UTI Assets, any SUBI or any SUBI Assets under this Agreement may be the Initial Beneficiary or any holder of any SUBI Certificate, or any of their Affiliates.

(b) Each separate trustee, nominee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee shall be conferred upon and exercised or performed by such Trustee and such separate trustee and co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without such Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as a Trustee under this Agreement or as successor to any Servicer under this Agreement or any Servicing Agreement), such Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of such Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement and any Person appointed pursuant to this Section shall not be a Trustee Agent; and

(iii) the Initial Beneficiary (or the holder of a UTI Certificate or a SUBI Certificate for a separate trustee or co-trustee acting with respect to the UTI Portfolio or the related SUBI Portfolio) and a Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to a Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 6.6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with a Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, such Trustee. Each such instrument shall be filed with such Trustee and a copy thereof given to each Servicer.

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Any separate trustee or co-trustee may at any time appoint the applicable Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts relating to this Agreement and the Trust Assets shall vest in and be exercised by the applicable Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate trustee or co-trustee shall not relieve the applicable Trustee of its obligations and duties under this Agreement.

Section 6.7. Representations and Warranties of Trustees.

Each Trustee Bank hereby makes the following representations and warranties as of the date hereof, and the Trustee Bank shall be deemed to remake the following representations and warranties upon each designation of a SUBI for which it serves as a Trustee, on which the Initial Beneficiary, each of its permitted assignees and pledgees, and each pledgee or holder of a Certificate may rely:

(a) Organization and Good Standing. The Trustee Bank is a national banking association duly organized and validly existing and in good standing under the law of the United States of America;

(b) Power and Authority. The Trustee Bank has full power, authority and right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(c) Due Execution. This Agreement has been duly executed and delivered by the Trustee Bank, and is a legal, valid and binding instrument enforceable against the Trustee Bank in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(d) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule or regulation, judgment, decree or order binding on the Trustee or the articles of association or by-laws of the Trustee or any provision of any mortgage, indenture, contract, agreement or other instrument to which the Trustee is a party or by which it is bound; and

Section 6.8. Trustee’s Fees and Expenses.

To the extent not paid by a Servicer pursuant to a Servicing Agreement, by the Initial Beneficiary or by a SUBI Beneficiary, each Trustee shall be paid out of Trust Assets pursuant to Section 7.1(c) reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and reimbursement of all reasonable expenses (including, without limitation, reasonable attorneys’ fees), as may be agreed upon in

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writing between, in respect of each Trustee other than a SUBI Trustee, the Initial Beneficiary and such Trustee (other than a SUBI Trustee) or between, in respect of a SUBI Trustee, the applicable SUBI Beneficiary and such SUBI Trustee, as applicable, for all services rendered by it in the execution of the Trust and in the exercise and performance of any of the powers and duties under this Agreement, which writing (for purposes of this Section 6.8), shall be the Initial Beneficiary Fee Letter or the Applicable SUBI Fee Letter, as the case may be.

Section 6.9. No Petition.

(a) The Trustee Bank, the Initial Beneficiary and each holder, assignee and pledgee of any beneficial interest in the Trust (each a “Petitioning Party”) covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Trust, any other Special Purpose Entity, or any general partner of any Special Purpose Entity that is a partnership (each a “Bankruptcy Remote Party”), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law; provided, that the foregoing shall not limit any other right or remedy that the Petitioning Party may have as a creditor of any Bankruptcy Remote Party nor shall the forgoing prevent the Trustee Bank from filing a proof of claim in any such proceeding. This Section 6.9 shall survive the termination of this Agreement or the resignation or removal of such Trustee under this Agreement.

(b) No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted or joined in by the Trust without the unanimous consent of all Trustees and Certificateholders hereunder. A SUBI Trustee shall not so consent unless directed to do so by the holder of the applicable SUBI, and the Administrative Trustee shall not so consent unless directed to do so by all of the Certificateholders.

Section 6.10. Place of Business.

At all times, either the Delaware Trustee or a co-trustee hereunder shall be an individual who is a resident of, or an entity which has a principal place of business in, the State of Delaware.

PART VII

ACCOUNTS

Section 7.1. Accounts; Expenses.

(a) The Administrative Trustee may establish and maintain, for the benefit of the Trust, such bank accounts as may be directed in writing by the Initial Beneficiary (the “Origination Trust Accounts”).

(b) The UTI Trustee may establish and maintain with respect to the Undivided Trust Interest such bank accounts as may be directed in writing by the Initial Beneficiary and each SUBI Trustee will establish and maintain with respect to each SUBI such bank accounts as may be set forth in the applicable SUBI Supplement or the documents relating to any Financing (together with the Origination Trust Accounts, collectively, the “Trustee Accounts,” and each such Trustee

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Account with respect to any particular SUBI, a “SUBI Account”). The Trust may authorize any Servicer to make deposits into and to make disbursements from its Trustee Accounts in accordance with the terms and provisions of this Agreement, any Servicing Agreement or the documents relating to any Financing.

(c) To the extent not paid by a Servicer pursuant to a Servicing Agreement, the Initial Beneficiary pursuant to the Initial Beneficiary Fee Letter or the applicable SUBI Beneficiary pursuant to the Applicable SUBI Fee Letter, all Trust expenses shall be paid out of the Trust Assets, including, without limitation, (i) any reimbursement due to any Servicer for payments from its own operating accounts in order to fund any advances made by such Servicer, with the consent of the applicable Trustee (to be given only at the direction of the Initial Beneficiary or in accordance with the terms of any Financing), with respect to any User Lease or Leased Vehicle, (ii) fees of a Servicer (and expenses, if any, not covered by the Servicer fee under any Servicing Agreement), (iii) fees, expenses and indemnities of the Trustees and (iv) other Trust expenses, if any; provided, however, that (x) to the extent that a fee, an expense or a liability of a Trustee, the Initial Beneficiary or a Special Purpose Entity (if applicable) shall be incurred or suffered with respect to a discrete Trust Asset or group of Trust Assets (including, without limitation, contract, tort or tax claims relating to one or more specific User Leases or Leased Vehicles) (each an “Affected Trust Asset”), all of which either are contained in one or more SUBI Portfolios, on the one hand, or in the UTI Portfolio, on the other hand, the holders of each SUBI containing any Affected Trust Asset (pro rata in the ratio of the aggregate value of those Affected Trust Assets held in each such SUBI portfolio as such value is recorded on the books of the Trust to the aggregate value of all Affected Trust Assets held in all such SUBI Portfolios) or the holder of the Undivided Trust Interest, as the case may be, shall bear in full the burden of such Trustee, Initial Beneficiary or Special Purpose Entity expense or liability, but (y) to the extent that any such expense or liability of a Trustee, Initial Beneficiary or a Special Purpose Entity shall be incurred or suffered with respect to the Trust Assets generally, all beneficiaries of the Trust shall bear the burden of such Trust expenses or liabilities on a pro rata basis in the ratio of the aggregate value of Trust Assets held in each respective SUBI Portfolio and the UTI Portfolio, as each is recorded on the books of the Trust, to the total value of all Trust Assets. Any pro rata allocation of an expense or liability among one or more of the SUBI Portfolios or the UTI Portfolio shall be made in good faith and so as not to disproportionately affect any SUBI Portfolio or the UTI Portfolio.

(d) All or a portion of the funds deposited into each Trustee Account shall be separately invested by the applicable Trustee from time to time at the written direction of the Initial Beneficiary or the holder of a SUBI Certificate (as appropriate) or the applicable Servicer, as its designee, all as specified in the applicable Servicing Agreement.

Section 7.2. Rebalancing After Third-Party Claim.

To the extent that a third-party claim against Trust Assets is satisfied out of Trust Assets in proportions other than as provided in Section 7.1(c), then, notwithstanding anything to the contrary contained herein, the Administrator shall have the power and authority hereunder to provide instruction to each of the UTI Trustee and SUBI Trustee to identify and reallocate (or request the Servicers to identify and reallocate) the remaining Trust Assets among the UTI Portfolio and each of the SUBI Portfolios so that each shall bear the expense of the third party

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claim as nearly as possible as if the burden of such claim had been allocated as provided in Section 7.1(c).

PART VIII

DISSOLUTION

Section 8.1. Dissolution of the Trust.

(a) The Trust shall dissolve upon the unanimous written agreement of all of the Certificateholders. Upon the dissolution of the Trust, its affairs shall be wound up and its property liquidated. Thereafter, after the Trust has paid its claims and obligations in accordance with Section 3808 of the Statutory Trust Statute, the Delaware Trustee, at the written direction and the expense of the Initial Beneficiary shall cause the Trust’s certificate of trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and the Trust shall terminate.

(b) Any SUBI shall be dissolved and its affairs shall be wound up at the time or upon the happening of events specified in the applicable SUBI Supplement and in accordance with Section 3808 of the Statutory Trust Statute. Any SUBI established in accordance with this Agreement may be dissolved and its affairs wound up without causing the dissolution of the Trust or any other series thereof. The dissolution, winding up, liquidation or termination of the Trust or any series thereof shall not affect any limitation of liability with respect to a series established in accordance with this Agreement, the Certificate of Trust or Section 3804(a) of the Statutory Trust Statute. The death, incapacity, dissolution, termination or bankruptcy of a beneficial owner of any series shall not result in the termination or dissolution of such series and such series may not be terminated or revoked by a beneficial owner of such series or other person except in accordance with the terms of this Agreement or, in the case of any SUBI, the applicable SUBI Supplement.

(c) Each Certificateholder for a series is responsible for winding up the affairs of any series may, in the name of the Trust and for and on behalf of the Trust and such series, take all actions with respect to the series as are permitted under Section 3808 of the Statutory Trust Statute and shall provide for the claims and obligations of the series and distribute the assets of the series as provided under Section 3808 of the Statutory Trust Statute. Any Person, who under this Agreement or any SUBI Supplement is involved with the winding up such series’ affairs who has complied with Section 3808(e) of the Statutory Trust Statute shall not be personally liable to the claimants of the dissolved series by reason of such Person’s actions in winding up the series. In connection with dissolution of the Trust or any series hereunder each Trustee shall be entitled to receive and fully protected in relying on a certification from the Initial Beneficiary, with respect the Trust, or the Certificateholder, with respect to such series, that Section 3808(e) of the Statutory Trust Statute has been complied with.

PART IX

MISCELLANEOUS PROVISIONS

Section 9.1. Amendment.

Any amendment of this Agreement shall require a written agreement between the Initial Beneficiary and the UTI Trustee (entered into by the UTI Trustee at the written direction of the

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Initial Beneficiary) and such additional approvals, if any, under each SUBI Supplement as are required thereby; provided, however, that, any amendment that materially and adversely affects the interests of a party to this Agreement, a party to a SUBI Supplement or a SUBI Beneficiary shall require the prior consent, which consent shall not be unreasonably withheld or delayed, of the Person whose interests are materially and adversely affected. Prior to the execution of any amendment to this Agreement, any Servicing Agreement or any other agreement contemplated hereby or thereby, a Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to such execution and delivery have been satisfied. A Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 9.2. Governing Law.

THIS AGREEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 9.3. Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.4. Notices.

All demands, notices and communications under this Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or facsimile, electronic mail or other electronic means for which applicable information is provided, and addressed in each case as follows: (a) if to the Initial Beneficiary, Stellantis Financial Services, Inc., 5757 Woodway Drive, Suite 400, Houston, TX 77057, Attention: Andrew Lax, Tel No.: 713-273-5261 Email: Andrew.lax@stellantis-fs.com and (b) if to the UTI Trustee, Delaware Trustee or Administrative Trustee, at its Corporate Trust Office; or at such other address as shall be designated by the Initial Beneficiary, the UTI Trustee or the Delaware Trustee in a written notice to the other parties hereto.

Section 9.5. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Certificates or the rights of the holders thereof.

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Section 9.6. Construction.

For all purposes of this Agreement, unless the context otherwise requires or as otherwise expressly provided, (a) all defined terms shall include both the singular and the plural forms thereof; (b) reference to any gender shall include all other genders; (c) all references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular Part or Section within this Agreement; (d) the term “include” means “include without limitation,” and (e) the term “or” is intended to include the term “and/or.”

Section 9.7. Separate Entity.

(a) The Trustees and the Initial Beneficiary shall in all transactions with third parties hold the Trust out as a separate entity from the Initial Beneficiary and any Affiliate of the Initial Beneficiary.

(b) The Initial Beneficiary shall cause the Trust, subject to Section 9.8.:

(i) To act in a manner that is consistent with the Trust’s separate and distinct existence and will correct any known misunderstanding regarding its status as a separate entity.

(ii) To maintain separate financial records from the Initial Beneficiary that accurately reflect its assets, liabilities and financial affairs such that the Trust’s assets and liabilities can be readily and inexpensively segregated, ascertained and identified separate from those of the Initial Beneficiary. All transactions between the Trust and the Initial Beneficiary, including monetary transactions, are and will be properly reflected in the Trust’s books and records and will be on terms and conditions consistent with those of an arm’s length transaction.

(iii) To not commingle its assets and liabilities with the other Person, except that the Servicer: (a) may temporarily commingle collections pending identification and transfer to a collection account; and (b) will retain accounting books and servicing records pertaining to the Trust Assets.

(iv) To be held out to the public as a separate entity apart from the Initial Beneficiary and any other Person.

(v) To adhere to trust formalities in all transfers of assets and other transactions between the Trust and any other Person. In general, the Trust observes appropriate trust formalities under applicable law.

(vi) To not guaranty, or otherwise become obligated to repay, the Initial Beneficiary’s liabilities.

(vii) To not hold itself out as responsible for the Initial Beneficiary’s debts.

(viii) To pay its own liabilities out of its own funds.

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Section 9.8. Tax Status of the Trust.

(a) Each of the parties hereto agree that for federal, state and local income tax purposes, the Trust shall not constitute a separate entity but shall act with respect to the UTI Assets and SUBI Assets as a mere agent and nominee holding record title to such assets (and will report for such purposes in a consistent manner therewith) on behalf of the applicable beneficial interest holder.

(b) Each party hereto agrees (and each holder or pledgee of any Certificate (including the UTI Certificate), by virtue of its acceptance of such Certificate or pledge thereof), that such Person will not elect or cause the Trust to elect, and the other parties to this Agreement will not elect or permit an election to be made, to treat the Trust or any portion thereof as an association taxable as a corporation for U.S. federal income tax purposes under Section 301.7701-3 of the Treasury Regulations.

(c) If at any time the Trust or any portion thereof is treated as a “business entity” that is not an entity disregarded as separate from a single beneficial owner for U.S. federal income tax purposes, (A) the Administrator will, based on information provided by or on behalf of the Initial Beneficiary, (i) maintain the books of the Trust or any portion thereof on the basis of a calendar year and the accrual method of accounting, (ii) deliver to each Certificateholder the information as may be required under the Code to enable the holder to prepare its U.S. federal and state income tax returns, (iii) file any tax returns relating to the Trust or any portion thereof and make elections as may be required or appropriate under any applicable U.S. federal or state statute and (iv) collect any withholding tax and (B) the Initial Beneficiary so long as it is treated as holding any equity interest in the Trust or any portion thereof for U.S. federal income tax purposes, and otherwise, the owner of an equity interest who designated by a majority of the owners, will (i) prepare and sign, on behalf of the Trust or any portion thereof, the tax returns of the Trust or any portion thereof (ii) be designated the “partnership representative” of the Trust or any portion thereof the Trust under Section 6223 of the Code and (iii) shall obtain an EIN on behalf of the Trust or any portion thereof to the extent necessary.

Section 9.9. Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

32	Amended and Restated Trust Agreement

Section 9.10. Anti-Money Laundering Law.

To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program (CIP) requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain on or before the date hereof and from time to time thereafter documentation to verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). Any Trustee may, to the fullest extent permitted by applicable law, including Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide such information may result in an inability of the Trustee to perform its obligations hereunder which, at the sole option of the Trustee, may result in the immediate resignation of the Trustee, notwithstanding anything to the contrary in this Trust Agreement. In addition to the Trustee’s obligations under Applicable Anti-Money Laundering Law, the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the “CTA” and together with Applicable Anti-Money Laundering Law, “Anti-Money Laundering Law”), may require the Trust to file certain reports with FinCEN after the date of this Agreement. The Initial Beneficiary shall cause the Issuer to comply with its obligations under the CTA, if any. The parties hereto agree that for purposes of Anti-Money Laundering Law, the Certificateholder(s) are and shall be deemed to be the sole direct beneficial owners of the Trust, and one or more Controlling Parties of the Initial Beneficiary or Certificateholders are and shall deemed to be the parties with the power and authority to exercise substantial control over the Trust.

SIGNATURES ON NEXT PAGE

33	Amended and Restated Trust Agreement

IN WITNESS WHEREOF, each of the undersigned have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

STELLANTIS FINANCIAL SERVICES, INC., a Texas corporation, as Settlor and Initial Beneficiary

By:	/s/ Bennie H. Duck
Name:	Bennie H. Duck
Title:	Executive Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Trustee

By:	/s/ Julia Linian
Name:	Julia Linian
Title:	Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Julia Linian
Name:	Julia Linian
Title:	Vice President

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WILMINGTON TRUST, NATIONAL ASSOCIATION, as UTI Trustee

By:	/s/ Julia Linian
Name:	Julia Linian
Title:	Vice President

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EXHIBIT A

CERTIFIED AL COMPANY

DEFINITIONS

“Administration Agreement” means any agreement between the Administrator and the Trust providing for the provision of administrative services by the Administrator on behalf of the Trust.

“Administrative Trustee” shall have the meaning set forth in the Preamble.

“Administrator” means Stellantis or such other additional Persons as the holder of the UTI Certificate shall designate in writing as the “Administrator”.

“Affected Trust Assets” shall have the meaning set forth in Section 7.1(c).

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” will have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocation Notice” means a written notice by the holder of the UTI or a SUBI specifying which UTI Assets or SUBI Assets, as applicable, should be reallocated from the UTI or such SUBI, respectively, to a designated SUBI or the UTI, as specified therein.

“Applicable SUBI Fee Letter” shall have the meaning set forth in Section 5.5.

“Bankruptcy Remote Party” shall have the meaning set forth in Section 6.9(a).

“Business Day” shall have the meaning set forth in Section 5.3(e).

“Certificate” means a SUBI Certificate or a UTI Certificate.

“Certificate of Title” shall have the meaning set forth in Section 2.1(c).

“Certificate Register” shall have the meaning set forth in Section 4.4(b).

“Certificateholder” means a Person who is the registered holder of the right, title and interest in a Certificate.

“Claims” shall have the meaning set forth in Section 5.5.

“Code” shall have the meaning set forth in Section 4.7(a).

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“Collateral Agency and Security Agreement” means the Collateral Agency and Security Agreement, dated as of September 21, 2022 (the same as amended and restated on the date hereof and as further amended or modified and in effect from time to time, “Collateral Agency and Security Agreement”) among the Trust, as pledgor, U.S. Bank National Association, as Administrative Agent (the “CASA Administrative Agent”), and SFS Lien Agent, LLC, as Collateral Agent (the “Collateral Agent”).

“Controlling Party” means, an executive officer or senior manager or any other individual who regularly performs similar functions.

“Corporate Trust Office” with respect to the Administrative Trustee, Delaware Trustee and UTI Trustee means Rodney Square North, 1100 N. Market St., Wilmington, DE 19890, Attention: Corporate Trust Administration.

“Dealer Agreements” shall have the meaning set forth in Section 2.1(d).

“Dealers” shall have the meaning set forth in Section 2.1(b).

“Delaware Trustee” shall have the meaning set forth in the Preamble.

“Designated Holder” means the holder of a UTI Certificate or the holder of a SUBI Certificate, as the context may require.

“Exchange Note” means any promissory notes issued from time to time issued by the Trust pursuant to the Collateral Agency and Security Agreement and the related Exchange Note Supplement, the obligations relating thereto are secured by an interest in a related Reference Pool.

“Exchange Note Supplement” means any supplement to the Collateral Agency and Security Agreement setting out the terms and conditions of the related Exchange Note.

“Financings” shall have the meaning set forth in Section 5.1(a).

“Initial Beneficiary” shall have the meaning set forth in the Preamble.

“Initial Beneficiary Fee Letter” shall have the meaning set forth in Section 5.5.

“Insurance Policies” shall have the meaning set forth in Section 2.1(e).

“User Leases” shall have the meaning set forth in Section 2.1(b).

“Leased Vehicles” shall have the meaning set forth in Section 2.1(b).

“End User” shall have the meaning set forth in Section 5.1(d).

“Officer’s Certificate” means a certificate signed by any authorized officer (or person with similar authority) of any Servicer, Initial Beneficiary, a Special Purpose Entity, or the holder, assignee or pledgee of a UTI Certificate or a SUBI Certificate

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“Operating Agreement” means any agreement between the Initial Beneficiary, the Trust, a SUBI Beneficiary or holder of an Exchange Note relating to the origination, transfer, servicing or other aspects of the related SUBI and the SUBI Assets or Reference Pool allocated thereto.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided herein or in any Servicing Agreement, be employees of or counsel to any Servicer, the Initial Beneficiary, a Special Purpose Entity, or the holder, assignee or pledge of a UTI Certificate or a SUBI Certificate, and which opinion or opinions comply with any applicable requirements of any Servicing Agreement and are in form and substance satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Origination Agent” means Stellantis or such other or additional Persons as the holder of the UTI Certificate shall designate in writing as the “Origination Agent”.

“Origination Services Agreement” means any agreement between the Origination Agent, the Trust and a Designated Holder providing for the provision of origination services with respect to User Leases and Leased Vehicles on behalf of the Trust.

“Origination Trust Accounts” shall have the meaning set forth in Section 7.1(a).

“Permitted Agreements” means any User Lease, any Dealer Agreement, any Servicing Agreement, any Origination Services Agreement, any Operating Agreement, any Administration Agreement, the Collateral Agency and Security Agreement, any Exchange Note, any Exchange Note Supplement, any Pledgor Guaranty, any agreement relating to any Financing, any agreement relating to any deferred like-kind exchange program under the Code, any assignment of Trust Assets or rights relating thereto from Stellantis, and any intercreditor agreement relating to any Trust Assets or any security interest in property of obligors; provided, however, that no agreement shall be a Permitted Agreement if (a) it contains any financial obligation on the part of the Trust that may be satisfied out of Trust Assets generally unless a Person other than the Trust has agreed to be primarily responsible for such financial obligation in a manner not inconsistent with Section 9.7 of the Trust Agreement or (b) other than a User Lease, it contains any nonfinancial obligation on the part of the Trust which a Servicer, Origination Agent, the Administrator or similar service provider has not agreed to perform under a Servicing Agreement, Origination Services Agreement, the Administration Agreement or similar agreement, as applicable; provided, however, notwithstanding anything to the contrary contained herein, the Administration Agreement, Servicing Agreement and Collateral Agency and Security Agreement, Pledgor Guaranty, and Exchange Note Supplement, each dated as of the date hereof constitute Permitted Agreements.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, bank, limited liability company, limited liability partnership, trust company, estate (including any beneficiaries thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pledgor Guaranty” means any Payment Guaranty entered into from time to time by the Trust, as guarantor, in favor of the pledgees of any Exchange Note, secured by Trust Assets allocated to the related Reference Pool.

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“Portfolio” means the UTI Portfolio or any SUBI Portfolio.

“Preamble” means the first paragraph of the Agreement.

“Reference Pool” means various designated “Reference Pools” of Trust Assets, whose pledgees generally will be entitled to certain specified components of the net cash flow arising from the Trust Assets in such Reference Pool, and which Reference Pools may be used in connection with various Financings.

“Registrar of Titles” shall have the meaning set forth in Section 2.1(c).

“Related Rights” means, with respect to any Leased Vehicle and the related User Lease, all Trust Assets to the extent such assets are associated with such Leased Vehicle and related User Lease.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Security Deposit” means, with respect to any User Lease, the refundable security deposit paid by the End User pursuant to such User Lease.

“Servicer” shall have the meaning set forth in Section 5.1(d).

“Servicing Agreement” shall have the meaning set forth in Section 5.1(d).

“Settlor” shall have the meaning set forth in the Preamble.

“Special Purpose Entity” means a special purpose corporation, partnership, limited partnership, trust, statutory trust, limited liability company or other entity created for one or more Financings.

“State of Qualification” has the meaning set forth in Section 5.7.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq.

“Stellantis” has the meaning set forth in the Preamble.

“SUBI” shall have the meaning set forth in Section 4.2(a).

“SUBI Account” shall have the meaning set forth in Section 7.1(b).

“SUBI Assets” shall have the meaning set forth in Section 4.1(a).

“SUBI Beneficiary” means, with respect to any SUBI, the holder of the related SUBI Certificate.

“SUBI Certificate” shall have the meaning set forth in Section 4.2(b).

“SUBI Portfolio” shall have the meaning set forth in Section 4.2(a).

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“SUBI Supplement” shall have the meaning set forth in Section 4.2(b).

“SUBI Trustee” shall have the meaning set forth in Section 4.2(d).

“Sub-SUBI” shall have the meaning set forth in Section 4.3.

“Trust” shall have the meaning set forth in Section 1.1.

“Trust Agency Agreement” shall have the meaning set forth in Section 5.3(e).

“Trust Assets” shall have the meaning set forth in Section 2.1.

“Trust Debt Financing” means any Financing involving the issuance of Exchange Notes.

“Trustee Accounts” shall have the meaning set forth in Section 7.1(b).

“Trustee Agent” shall have the meaning set forth in Section 5.3(e).

“Trustee Bank” means a Person, in its individual capacity, that acts as a Trustee hereunder.

“Trustees” means the Delaware Trustee, the UTI Trustee, the Administrative Trustee and any SUBI Trustee.

“Undivided Trust Interest” shall have the meaning set forth in Section 4.1(a).

“Undivided Trust Interest Certificate” shall have the meaning set forth in Section 4.1(b).

“Unit” means a Leased Vehicle, the related User Lease and the Related Rights associated therewith.

“UTI” shall have the meaning set forth in Section 4.1(a).

“UTI Assets” shall have the meaning set forth in Section 4.1(a).

“UTI Beneficiary” means, with respect to any UTI, the holder of the related UTI Certificate.

“UTI Certificate” shall have the meaning set forth in Section 4.1(b).

“UTI Pledge” means any pledge of, or the granting of a security interest in, the UTI Certificate, or a portion thereof, by the holder thereof.

“UTI Portfolio” means User Leases and Leased Vehicles not allocated to a SUBI Portfolio and remaining as part of the Undivided Trust Interest.

“UTI Supplement” shall have the meaning set forth in Section 4.1(b).

“UTI Trustee” shall have the meaning set forth in the Preamble.

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EXHIBIT B

SFS LEASING, LTD.

UNDIVIDED TRUST INTEREST CERTIFICATE

evidencing an exclusive undivided interest in all Trust Assets (as defined below) other than SUBI Assets (as defined in the Agreement (as defined below)).

(This Certificate does not represent an obligation of, or an interest in, Wilmington Trust, National Association, as Delaware Trustee, Administrative Trustee and as UTI Trustee, Stellantis Financial Services, Inc. or any of their respective Affiliates.)

UTI Certificate No. [__]

THIS CERTIFIES THAT [________] is the registered owner of a nonassessable, fully-paid, exclusive undivided beneficial interest in the Trust Assets, other than SUBI Assets (such interest, an “Undivided Trust Interest”), of SFS Leasing, Ltd., a Delaware statutory trust (the “Trust”), existing pursuant to an Amended and Restated Trust Agreement dated and effective as of March 22, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between Stellantis Financial Services, Inc., a Delaware corporation, as settlor and initial beneficiary (the “Initial Beneficiary”), Wilmington Trust, National Association, a national banking association, as trustee of the UTI (together with any successor or permitted assign, the “UTI Trustee”), as Administrative Trustee (together with any successor or permitted assign, the “Administrative Trustee”) and as Delaware Trustee (together with any successor or permitted assign, the “Delaware Trustee”). A summary of certain of the pertinent portions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms herein have the meanings set forth in the Agreement.

This Certificate is a duly authorized certificate issued under the Agreement and designated as the “Undivided Trust Interest Certificate” (the “Undivided Trust Interest Certificate”). This Undivided Trust Interest Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Undivided Trust Interest Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. Also to be issued under the Agreement are various series of Certificates, each designated as a “Special Unit of Beneficial Interest Certificate” (the “SUBI Certificates” and, together with the Undivided Trust Interest Certificate, the “Certificates”). Each series of SUBI Certificates, taken together, will, except as otherwise provided in a SUBI Supplement for a specific SUBI Certificate, evidence an exclusive undivided interest in a separate SUBI Portfolio.

The rights of the holder of this Undivided Trust Interest Certificate to the Trust Assets and the proceeds thereof are and will be set forth in the Agreement.

This Undivided Trust Interest Certificate does not represent an obligation of, or an interest in, the Initial Beneficiary, any Trustee or any of their respective Affiliates. This Undivided Trust Interest Certificate is limited in right of payment to certain collections and recoveries respecting the User Leases and the Leased Vehicles not allocated to any SUBI Portfolio, all to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during

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normal business hours at the principal office of the UTI Trustee, the Administrative Trustee or the Delaware Trustee, and at such other places, if any, designated by the UTI Trustee, by the holder hereof upon request.

To the fullest extent permitted by Applicable Law, the holder of this Undivided Trust Interest Certificate covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Financing have been paid in full, it will not institute against, or join any other Person in instituting against, the Trust, any other Special Purpose Entity, or any general partner of any Special Purpose Entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

No bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law shall be instituted or joined in by the Trust without the unanimous consent of all Trustees and all Certificateholders, including the holder of this Undivided Trust Interest Certificate. A SUBI Trustee shall not so consent unless directed to do so by the holder of the applicable SUBI Certificate, and the Administrative Trustee shall not so consent unless directed to do so by all of the Certificateholders.

By accepting this Undivided Trust Interest Certificate, the holder hereof releases and waives all claims against or with respect to any assets owned by the Trustees in their respective individual capacities and all of the Trust Assets other than the UTI Assets included from time to time within the UTI Portfolio and proceeds therefrom and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against such released Trust Assets. Without limiting the foregoing, by accepting this Undivided Trust Interest Certificate, the holder hereof releases and waives all claims against or with respect to all assets allocated to each SUBI Portfolio and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against all Trust Assets allocated to each SUBI Portfolio. Nothing contained herein shall be deemed a release or waiver by any party of any claim or right against any holder, assignee or pledgee of any SUBI Certificate arising under any other Permitted Agreement or in connection with the transactions contemplated thereby.

The Agreement permits the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the holder of this Undivided Trust Interest Certificate at any time by the Initial Beneficiary and the UTI Trustee, provided that any such amendment shall require such additional approvals as may be required by each Financing.

As provided in the Agreement, any transfer or assignment of this Undivided Trust Interest Certificate and the underlying interests represented hereby is registrable upon surrender of this Undivided Trust Interest Certificate for registration of transfer with the Administrative Trustee (or the Trustee Agent, if applicable) or by any successor Administrative Trustee, accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustee duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Undivided Trust Interest Certificates of a like aggregate fractional undivided interest will be issued to the designated permitted transferee.

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Prior to due presentation of this Undivided Trust Interest Certificate for registration of transfer, the Trustees, and each agent of a Trustee may treat the Person or entity in whose name this Undivided Trust Interest Certificate is registered as the owner hereof for all purposes, and, except as provided for in the Agreement, neither the Trustees nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the unanimous written agreement of all of the Certificateholders.

Unless this Undivided Trust Interest Certificate shall have a certificate of authentication attached, executed by the Administrative Trustee or an agent thereof by manual signature, this Undivided Trust Interest Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Administrative Trustee, on behalf of the Trust and not in its individual capacity, has caused this Undivided Trust Interest Certificate to be duly executed.

Dated:	SFS LEASING, LTD. By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Trustee

By:
Authorized Officer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Undivided Trust Interest Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Trustee

By:
Authorized Officer

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